Exhibit 9

WRITTEN CONSENT OF STOCKHOLDERS

OF

PRIMEDIA INC.

MAY 15, 2011

The Undersigned, being stockholders of PRIMEDIA Inc., a Delaware corporation (the “Company”), acting pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware (“DGCL”), hereby adopt the following recitals and resolution by written consent in lieu of a meeting:

WHEREAS, there has been presented to the undersigned stockholders of the Company an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Pittsburgh Holdings, LLC, a Delaware limited liability company (“Parent”), and Pittsburgh Acquisition, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), which Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation after such merger (the “Merger”);

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, the stockholders of the Company (the “Stockholders”) will be entitled to receive $7.10 for each share of common stock of the Company held by them at the effective time of the Merger;

WHEREAS, the board of directors of the Company has approved the Merger Agreement and the Merger and has resolved to recommend that the Stockholders adopt the Merger Agreement (the “Recommendation”), and such Recommendation has not been withdrawn; and

WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the DGCL before the Company may effect the Merger.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders, in their capacities as stockholders of the Company, hereby adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including, without limitation, the Merger; and

FURTHER RESOLVED, that this written consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument and that this written consent shall be irrevocable and filed with the minutes of the proceedings of the stockholders of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this Written Consent effective as of the date first written above.

MA ASSOCIATES, L.P.

By:	KKR ASSOCIATES, L.P., its General Partner

	By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director
	Date:	May 15, 2011

FP ASSOCIATES, L.P.

By:	KKR ASSOCIATES, L.P., its General Partner

	By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director
	Date:	May 15, 2011

MAGAZINE ASSOCIATES, L.P.

By:	KKR ASSOCIATES, L.P., its General Partner

	By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director
	Date:	May 15, 2011

PUBLISHING ASSOCIATES, L.P.

By:	KKR ASSOCIATES, L.P., its General Partner

	By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director
	Date:	May 15, 2011

[Signature Page of Written Consent]

CHANNEL ONE ASSOCIATES, L.P.

By:	KKR ASSOCIATES, L.P., its General Partner

	By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director
	Date:	May 15, 2011

KKR PARTNERS II, L.P.

By:	KKR ASSOCIATES, L.P., its General Partner

	By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director
	Date:	May 15, 2011

KKR 1996 FUND L.P.

By:	KKR ASSOCIATES 1996 L.P., its General Partner

By:	KKR 1996 GP LLC, its General Partner

	By:	/s/ William Janetschek
	Title:	Authorized Person
	Date:	May 15, 2011

[Signature Page of Written Consent]